UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2013

EMERGENCY MEDICAL SERVICES CORPORATION

(Exact name of each registrant as specified in its charter)

Delaware	001-32701 333-127115	20-3738384 20-2076535
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado (Address of principal executive offices)	80111 (Zip Code)

(303) 495-1200

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02  Results of Operations and Financial Condition.

See statement in Item 7.01 below.

Item 7.01 Regulation FD Disclosure.

In connection with (i) repricing the existing senior secured term loan facility (the “Term Loan Facility”) of Emergency Medical Services Corporation (the “Registrant” or “EMSC”), and (ii) raising $150 million of incremental term loan commitments in the Term Loan Facility, the following information was provided to lenders.  Such information is contained in Exhibit 99.1 to this report and is incorporated herein by reference. EMSC is also considering a separate transaction following the repricing of its Term Loan Facility to increase commitments under its existing senior secured asset-based revolving credit facility by $100 million.

Non-GAAP Measures

Included in this report are presentations of Expected Reported Adjusted EBITDA, which is defined as expected net income attributable to EMSC before equity in earnings of unconsolidated subsidiary, income tax expense, interest and other income (expense), loss on early debt extinguishment, realized gain (loss) on investments, interest expense, equity-based compensation, related party management fee, restructuring charges, depreciation and amortization expense and net income attributable to noncontrolling interest, and Pro Forma Expected Adjusted EBITDA, which is Expected Reported Adjusted EBITDA as further adjusted for the acquisitions specified herein.  Expected Reported Adjusted EBITDA is a measure commonly used by management and investors as performance measures and liquidity indicators. Expected Reported Adjusted EBITDA and Pro Forma Expected Adjusted EBITDA are not considered measures of financial performance under U.S. generally accepted accounting principles (“GAAP”) and the items excluded therefrom are significant components in understanding and assessing EMSC’s financial performance.  Expected Reported Adjusted EBITDA and Pro Forma Expected Adjusted EBITDA should not be considered in isolation or as an alternative to such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in EMSC’s consolidated financial statements as an indicator of financial performance or liquidity.  Since Expected Reported Adjusted EBITDA and Pro Forma Expected Adjusted EBITDA are not measures determined in accordance with GAAP and are susceptible to varying calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies.

Forward-Looking Statements

Certain statements and information in this report may be deemed to be “forward looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to EMSC’s objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that EMSC intends, expects, projects, believes or anticipates will or may occur in the future, including Expected Reported Adjusted EBITDA, Pro Forma Expected Adjusted EBITDA, expected net income attributable to EMSC and expected net revenue.  Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.  Important factors that could cause actual results, developments and business decisions to differ materially from such forward-looking statements are described in “Risk Factors” in EMSC’s filings with the SEC from time to time.  Among the factors that could cause future results to differ materially from those provided herein are:  the impact on EMSC’s revenue of changes in transport volume, mix of insured and uninsured patients, and third party reimbursement rates and methods; the adequacy of EMSC’s insurance coverage and insurance reserves; potential penalties or changes to EMSC’s operations if EMSC fails to comply with extensive and complex government regulation of EMSC’s industry; the impact of changes in the healthcare industry; EMSC’s ability to recruit and retain qualified physicians and other healthcare professionals, and enforce EMSC’s non-compete agreements with EMSC’s physicians; EMSC’s ability to generate cash flow to service EMSC’s debt obligations; the cost of capital expenditures to maintain and upgrade EMSC’s vehicle fleet and medical equipment; the loss of one or more members of EMSC’s senior management team; the outcome of government investigations of certain of EMSC’s business practices; EMSC’s ability to successfully restructure EMSC’s operations to comply with future changes in government regulation; the loss of existing contracts and the accuracy of EMSC’s assessment of costs under new contracts; the high level of competition in EMSC’s industry; EMSC’s ability to maintain or implement complex information systems; EMSC’s ability to implement EMSC’s business strategy; EMSC’s ability to successfully integrate strategic acquisitions; EMSC’s ability to comply with the terms of EMSC’s settlement agreements with the government; and risks related to other factors discussed in EMSC’s Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Reconciliation of Expected Reported Adjusted EBITDA to Pro Forma Expected Adjusted EBITDA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES CORPORATION
(Registrant)

January 24, 2013	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President and General Counsel